THE DELAWARE ECONOMIC DEVELOPMENT AUTHORITY

REOFFERING AGREEMENT

$15,000,000
Pollution Control Refunding Revenue Bonds
(Delmarva Power & Light Company Project)
Series 2000C
(Non-AMT)
due July 1, 2025

$16,240,000
Pollution Control Refunding Revenue Bonds
(Delmarva Power & Light Company Project)
Series 2000D
(AMT)
due July 1, 2028

This is a Reoffering Agreement dated November 16, 2010 among Delmarva Power & Light Company (the “Company”), Morgan Stanley & Co. Incorporated, in its capacity as remarketing agent under each of the Remarketing Agreements referred to below (in each such capacity, a “Remarketing Agent”), and Morgan Stanley & Co. Incorporated and M&T Securities, Inc., as underwriters (the “Underwriters”).

SECTION 1.                      BACKGROUND.

(a)         On July 7, 2000, The Delaware Economic Development Authority (the “Authority”) issued (i) $15,000,000 aggregate principal amount of The Delaware Economic Development Authority Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000C (the “Series C Bonds”) and (ii) $16,240,000 aggregate principal amount of The Delaware Economic Development Authority Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000D (the “Series D Bonds,” and together with the Series C Bonds, the “Bonds”).  The proceeds of the Series C Bonds were used to refund a like principal amount of the Authority’s Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 1990B (the “Series 1990B Bonds”).  The proceeds of the Series D Bonds were used to refund a like principal amount of the Authority’s Exempt Facilities Revenue Bonds (Delmarva Power & Light Company Project) Series 1990A (the “Series 1990A Bonds”).  The Series 1990A Bonds and the Series 1990B Bonds were issued, in the respective aggregate principal amounts of $35,000,000 and $15,000,000, to finance or refinance separate projects consisting of (i) pollution control facilities at certain of the Company’s electric generating stations, (ii) other qualifying facilities or (iii) both.

(b)         The Series C Bonds and the Series D Bonds were issued pursuant to Indenture of Trust No. 3 and Indenture of Trust No. 4, respectively, each dated as of July 1, 2000 (each, an “Indenture” and, together, the “Indentures”), between the Authority and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (in each such capacity, the “Trustee”).  The Series C Bonds and the Series D Bonds are special, limited obligations of the Authority payable solely from and secured solely by a pledge of revenues derived from Loan Agreement No. 3 and Loan Agreement No. 4, respectively, each dated as of July 1, 2000, between the Authority and the Company (each, a “Loan Agreement” and, together, the “Loan Agreements”).

(c)         The Company and Morgan Stanley & Co. Incorporated have heretofore entered into a Remarketing Agreement in respect of each series of Bonds, each dated as of July 1, 2000 (each, a “Remarketing Agreement” and, together, the “Remarketing Agreements”), under each of which the Remarketing Agent undertook the duties and responsibilities of remarketing agent under the Remarketing Agreement and the related Indenture.

(d)         The Bonds currently bear interest at a weekly rate, and the Company is the current owner of all of the Bonds.  The Company has elected to convert the interest rate mode on the Bonds to a “Term Rate” (as defined in each Indenture) in accordance with each Indenture.  The Bonds, subject to certain conditions, are expected to be converted on December 1, 2010 (the “Conversion Date”), to bear interest from that date at the Term Rate for a Term Rate Period (as defined in each Indenture) ending on June 1, 2012.  Pursuant to the Indenture and the Remarketing Agreement relating to the Bonds of each issue, upon conversion to the Term Rate the Remarketing Agent is to offer for sale and use its best efforts to remarket the Bonds of such issue.

(e)         The official statement dated June 27, 2000 (excluding any documents incorporated therein by reference, the “2000 Offering Circular”), as supplemented by a preliminary supplement to official statement dated November 8, 2010, including the Exhibits thereto (together with the documents incorporated therein by reference as of the date of such supplement, the “Preliminary Reoffering Circular”), which the Company deemed final as of its date, except for the omission of the interest rate and selling compensation and other terms of the Bonds depending on such matters, has been distributed in connection with the reoffering of the Bonds.  The 2000 Offering Circular, as supplemented by a supplement to official statement dated November 16, 2010, which includes the information omitted from the Preliminary Reoffering Circular (the “Reoffering Circular Supplement”), will be distributed in connection with the reoffering of the Bonds.  The 2000 Offering Circular, as supplemented by the Reoffering Circular Supplement, as either may be further amended or supplemented, including the Exhibits thereto (collectively, the “Exhibits”), and all documents incorporated therein by reference as of the date of the Reoffering Circular Supplement and thereafter are collectively referred to as the “Reoffering Circular.”  The Company deems the Reoffering Circular final as of the date hereof.  References herein to amendments or supplements to the Preliminary Reoffering

Circular or the Reoffering Circular shall be deemed to include documents incorporated therein by reference after the distribution thereof.

(f)         Each Remarketing Agent shall not incur any liability to the Company for its actions as Remarketing Agent pursuant to the terms hereof or of the related Indenture except for (i) its gross negligence or willful misconduct and (ii) the liabilities for which such Remarketing Agent has agreed to indemnify the Company and others pursuant to Section 5(a)(ii) hereof.

SECTION 2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)         The financial statements of the Company contained or incorporated by reference in Exhibit A of the Reoffering Circular present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles consistently applied (except as stated therein) with respect to the periods involved; the financial statement schedule incorporated by reference in Exhibit A of the Reoffering Circular presents fairly the information required to be stated therein; and the other financial data incorporated by reference in Exhibit A of the Reoffering Circular, if it includes any non-GAAP financial measure, comply as of the date hereof, and as of the Closing Time (as hereinafter defined) will comply, in all material respects with the requirements of paragraph (e) of Item 10 of Regulation S-K.

(b)         PricewaterhouseCoopers LLP (“PwC”), which audited certain of the financial statements incorporated by reference in Exhibit A of the Reoffering Circular is an independent registered public accounting firm as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder.

(c)         The Reoffering Circular does not, and, at the Closing Time, the Reoffering Circular will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this paragraph (c) shall apply to any statements in or omissions from the Reoffering Circular made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent, the Underwriters or the Authority expressly for use therein, to the information contained in the Reoffering Circular Supplement under the heading “TAX MATTERS” and contained in Exhibit B of the Reoffering Circular or in Exhibit C of the Reoffering Circular under the heading “THE ISSUER” or “TAX EXEMPTION,” or to the information in Appendices A and B to Exhibit C of the Reoffering Circular.

(d)         The documents specified in Exhibit A of the Reoffering Circular as being incorporated by reference therein, when they were filed with the U.S. Securities and Exchange Commission (the “Commission”), complied in all material respects with the applicable provisions of the Exchange Act and the regulations promulgated thereunder and any documents that are deemed incorporated by reference after the execution and delivery of this Reoffering Agreement and prior to the termination of the reoffering of the Bonds, when they are filed with the Commission, will comply in all material respects with the applicable provisions of the Exchange Act and the regulations promulgated thereunder.

(e)         The Company hereby confirms the representations, warranties, covenants and agreements on the part of the Company in each of the Loan Agreements, the Tax Exemption Certificate and Agreement No. 3 and the Tax Exemption Certificate and Agreement No. 4, each dated July 7, 2000, executed and delivered by the Company, the Authority and the Trustee; provided, however, that as described in the Reoffering Circular, the Company has sold each of the Edge Moor generation station, the Hay Road generation station and the Indian River generation station, respectively, to unaffiliated third parties.  All information supplied in writing by the Company to Greenberg Traurig, LLP, and designated as being for use by such firm to render any of its opinions with respect to the Bonds (or any predecessor bonds of the Authority refunded directly or indirectly by the Bonds), was when supplied, and, considered collectively, is at the date hereof, and will be as of the Closing Time, true, accurate, correct and complete in all material respects; provided, however, that as described in the Reoffering Circular, the Company has sold each of the Edge Moor generation station, the Hay Road generation station and the Indian River generation station, respectively, to unaffiliated third parties.

(f)         There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any public board or body pending to which the Company is a party or, to the knowledge of the Company, threatened against or affecting the Company, wherein the decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated by this Reoffering Agreement or the Reoffering Circular or have a material adverse effect on the validity or enforceability of the Bonds or this Reoffering Agreement or (ii) except as set forth in the Reoffering Circular, have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(g)         Since December 31, 2008, the Company has filed timely all reports and all definitive proxy and information statements required to be filed by the Company with the Commission pursuant to the Exchange Act and the regulations thereunder.

(h)         The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and the Commonwealth of Virginia, with all corporate power and other authority, including franchises, necessary to own or lease its properties and conduct its business and enter into this Reoffering Agreement and the transactions contemplated hereby and by the Reoffering Circular.  The Company is qualified to do business as a foreign corporation in all other states and jurisdictions wherein the nature of the business transacted by the

Company or its ownership or leasing of properties requires such qualification, except to the extent where a failure to so qualify would not constitute a Material Adverse Effect.

(i) The Company has no subsidiaries.

(j)         The authorized, issued and outstanding capital stock of the Company is as set forth in the Reoffering Circular. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Conectiv, a Delaware corporation wholly-owned by Pepco Holdings Inc.; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(k)         Since the respective dates as of which information contained in the Reoffering Circular Supplement is given, and except as set forth therein or contemplated thereby, there has not been any material adverse change in, the business, condition (financial or otherwise) or results of operations of the Company, whether or not arising in the ordinary course of business (such change, a “Material Adverse Change”).

(l)         Prior to the issuance of the Bonds, the Company filed with the Delaware Public Service Commission and the Virginia State Corporation Commission applications and any necessary amendment or amendments thereto, and obtained from those commissions appropriate orders authorizing the borrowing from the Authority of the proceeds from the sale of the Bonds pursuant to the Loan Agreements and the transactions related thereto and the Company has complied with all terms and conditions contained in such order.  The Company is not required to obtain any other consents, approvals or authorizations in connection with the transactions contemplated in the Reoffering Circular.

(m) This Reoffering Agreement has been duly authorized, executed and delivered by the Company.

(n) The sale of the Bonds to the Underwriters will not be subject to any Delaware issuance, transfer or other documentary stamp taxes.

(o) The Company is in compliance with all previous undertakings made by it pursuant to Section (b)(5)(i) of Rule 15c2-12 of the Commission (“Rule 15c2-12”) under the Exchange Act.

(p)         Each of the Loan Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(q)         The descriptions of the Bonds (except for information relating to the status of interest on the Bonds for tax purposes), the Indentures and the Loan Agreements in the Reoffering Circular are accurate in all material respects.

(r)         The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such defaults as have not resulted, and are not reasonably expected to result, in a Material Adverse Effect; and the execution, delivery and performance of this Reoffering Agreement and the consummation of the transactions contemplated herein (including the reoffering of the Bonds and the use of the proceeds from the sale of the Bonds as described in the Reoffering Circular) and compliance by the Company with its obligations hereunder and under the Loan Agreements do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults or Liens as would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(s)         No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(t)         The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and is in compliance with the terms and conditions of all such Governmental Licenses, except (a) as disclosed in the Reoffering Circular or (b) where the failure so to possess any such Governmental License or to comply therewith would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, the revocation or modification of which would, singly or in the aggregate, result in a Material Adverse Effect.

(u)         Any leases material to the business of the Company, and under which the Company holds properties described in the Reoffering Circular, are in full force and effect, and the Company has no notice of any claim of any sort asserted by anyone adverse to the rights of the Company under any such leases, or affecting or questioning the rights of the Company to the continued possession of the leased premises under any such lease, that, if the subject of an adverse decision, ruling or finding, would have a Material Adverse Effect.

(v)         The Company is not, and upon the sale of the Bonds as herein contemplated and the application of the net proceeds therefrom will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w)         Except as described in the Reoffering Circular or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

(x) (i) The Company has established and maintains the following:

(A) a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act (the “Accounting Controls”);

(B) “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act (the “Disclosure Controls”); and

(C)             “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(ii) The Internal Controls are evaluated by the Company periodically as appropriate and, in any event, as required by law;

(iii) Based on the most recent evaluations of the Accounting Controls, the Accounting Controls perform the functions for which they were established in all material respects;

(iv)             As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company that is required to be disclosed in reports filed with, or submitted to, the Commission under the Exchange Act (I) is recorded, processed, summarized and reported within the time periods specified by the Commission rules and forms and (II) is accumulated and communicated to management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(v)             As of the most recent date as of which the Reporting Controls were evaluated by the Company, the Reporting Controls were effective based on criteria established in Internal Control–Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

(vi)             Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

(y)         The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission that have been adopted thereunder, all to the extent that such act and such rules and regulations are in effect and applicable to the Company.

(z)         All representations, warranties and agreements of the Company shall survive delivery of the Bonds to the Underwriters regardless of any investigations made by any of the Underwriters or on their behalf.

SECTION 3.	REMARKETING AND CLOSING.

(a) On the basis of the representations, warranties, covenants and indemnities contained herein and in the other agreements referred to herein and subject to the terms and conditions set forth herein:

(i) The Remarketing Agent for the Bonds of each issue shall remarket such Bonds to the Underwriters on the Conversion Date;

(ii)             on the date hereof (A) the Remarketing Agent for the Series C Bonds (having consulted with the Underwriters) has determined the Term Rate for the Series C Bonds to be 1.80% per annum; (B) the Remarketing Agent for the Series D Bonds (having consulted with the Underwriters) has determined the Term Rate for the Series D Bonds to be 2.30% per annum; and (C) each Remarketing Agent has provided notice of each such Term Rate thereof to the related Trustee; and

(iii) the Underwriters shall reoffer and use their best efforts to sell the Bonds on the Conversion Date at a price equal to 100% of the principal amount thereof.

(b)         The Closing of the transactions contemplated herein shall be held in Washington, D.C. at the offices of Covington & Burling LLP at 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2401, or at such other place as the Company, the Remarketing Agents and the Underwriters shall mutually agree upon in writing, at 10:00 A.M., New York City time, on the Conversion Date.  The Conversion Date is sometimes herein called the “Closing Date,” and the hour and date of closing is herein called the “Closing Time.”

(c)In connection with the reoffering of the Bonds, the Company shall pay the Underwriters at the Closing Time a fee in the amount of $48,750 in respect of the Series C Bonds, plus reasonable out-of-pocket expenses, and a fee in the amount of $52,780 in respect of the Series D Bonds, plus reasonable out-of-pocket expenses.  Such fees shall be paid by wire transfer in immediately available funds to Morgan Stanley & Co. Incorporated on behalf of the Underwriters.  The Company and the Remarketing Agents acknowledge and agree that no additional fee shall be owing to the Remarketing Agents in connection with the remarketing of the Bonds under Section 2 of each Remarketing Agreement.

SECTION 4.	CONDITIONS TO CLOSING.

(a)         The Underwriters’ obligations hereunder are subject to the accuracy, as of the date of this Reoffering Agreement and as of the Closing Time, of the representations and warranties of the Company contained in Section 2 hereof and in all certificates of officers of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder to be performed at or prior to the Closing Time, and to the following further conditions:

(i) At the Closing Time, the Underwriters shall have received:

(A)             The opinion, dated the Closing Date, of (i) Greenberg Traurig, LLP, bond counsel, covering the matters set forth in Exhibit A hereto; (ii) Kirk J. Emge, Esq., General Counsel of the Company, covering the matters set forth in Exhibit B hereto; (iii) Covington & Burling LLP, special counsel to the Company, covering the matters set forth in Exhibit C hereto; and (iv) Dewey & LeBoeuf LLP, counsel to the Underwriters; and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(B)             A certificate, reasonably satisfactory in form and substance to the Underwriters, of the Chairman, the President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, dated as of the Closing Date, to the effect that, to the best of his or her knowledge: (i) since the date of the Reoffering Circular Supplement (excluding any amendment or supplement thereto subsequent to the date thereof), there has not been any Material Adverse Change; (ii) the Company has duly performed all of its obligations under such agreements to be performed at or prior to the Closing Time; and (iii) each of the representations and warranties of the Company contained in the Reoffering Agreement is true and correct as of the Closing Time;

(C)             Evidence, reasonably satisfactory to the Underwriters, to the effect that Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), shall have given the Bonds a rating of “BBB+,” Moody’s Investors Service, Inc. (“Moody’s”) shall have given the Bonds a rating of “Baa2” and Fitch Ratings, Inc. (“Fitch”) shall have given the Bonds a rating of “A-”;

(D)             (i) A letter from PwC, dated as of the date of this Reoffering Agreement, in form and substance reasonably satisfactory to the Underwriters and PwC and (ii) a bringdown with respect to such letter dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and PwC; and

(E)             Such additional certificates and other documents as the Underwriters may reasonably request to evidence performance of or compliance with the covenants and agreements, or the accuracy of the representations and warranties, set forth in this Reoffering Agreement and the transactions contemplated hereby or by the Reoffering Circular, all such certificates and other documents to be reasonably satisfactory in form and substance to the Underwriters and their counsel, Dewey & LeBoeuf LLP.

(b)         The Underwriters shall have the right to terminate their obligations hereunder to reoffer and sell the Bonds (and such termination shall not constitute a default for purposes of Section 6 hereof) by notice from Morgan Stanley & Co. Incorporated in writing of their election to do so between the date hereof and the Closing Time, if at any time after the execution and delivery of this Reoffering Agreement and prior to the Closing Time:

(i)             legislation shall be passed by the House of Representatives or the Senate of the Congress of the United States, or favorably reported for passage to either the House of Representatives or the Senate by any committee of either such body to which such legislation shall have been referred for consideration, a decision by a court established under Article III of the Constitution of the United States or the Tax Court of the United States shall be rendered, or a ruling, regulation or order of the Treasury Department of the United States or the Internal Revenue Service shall be made or proposed, in any case having the purpose or effect of imposing federal income taxation, or any other event shall have occurred which results in the imposition of federal income taxation, upon revenues or other income of the general character to be derived by the Authority from the Loan Agreements, or upon interest received on obligations of the general character of the Bonds, which, in the opinion of Morgan Stanley & Co. Incorporated, might materially and adversely affect the market price of the Bonds, or the market price generally of obligations of the general character of the Bonds, or would make it impracticable to market the Bonds on the terms and in the manner contemplated in the Reoffering Circular;

(ii)             any legislation, ordinance, rule or regulation shall be enacted or adopted, or any order or declaration shall be issued, by any governmental body, department or agency in the State of Delaware or in any other state in which the Company shall be doing business, or a decision by any court of competent jurisdiction within such states shall be rendered which, in the opinion of Morgan Stanley & Co. Incorporated, might materially and adversely affect the market price of the Bonds, or would make it impracticable to market the Bonds on the terms and in the manner contemplated in the Reoffering Circular;

(iii)             a ruling, regulation or official statement by, or on behalf of, the Commission shall be issued or made to the effect that the offering or sale of the Bonds or obligations of the general character of the Bonds, as contemplated hereby or by the Reoffering Circular, is or would be in violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(iv)             legislation shall be passed by the House of Representatives or the Senate of the Congress of the United States, or favorably reported for passage to either the House of Representatives or the Senate by any committee of either such body to which such legislation shall have been referred for consideration, a decision by a court of the United States shall be rendered, or a ruling, regulation or official statement by or on behalf of the Commission or other governmental agency having jurisdiction of the subject matter shall be made or proposed, in any case to the effect that the Bonds, or obligations of the general character of the Bonds, are not exempt from registration, qualification or other requirements of the Securities Act, the Exchange Act or the Trust Indenture Act;

(v) the information contained or incorporated by reference in the Reoffering Circular shall be untrue or incorrect in any material respect, shall contain any untrue or misleading statement of a material fact, or shall omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

(vi) legislation shall be enacted by any legislative body which would adversely affect the exemption of interest on the Bonds from Delaware income taxation;

(vii)             additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange or any suspension of or limitation on trading in securities generally on any national securities exchange, or any suspension of trading of any securities of the Company in any such exchange or in the over-the-counter market or if there is a material disruption in securities settlement, payment or clearance services in the United States;

(viii)             the New York Stock Exchange or other national securities exchange or any governmental authority shall impose, as to the Bonds or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or the charge to the net capital requirements of, underwriters;

(ix) a general banking moratorium shall have been established by federal, New York or Delaware authorities;

(x)the Bonds are not rated at least “BBB+” by S&P, “Baa2” by Moody’s and “A-” by Fitch;

(xi)             an outbreak of hostilities or an escalation thereof, a declaration of war by Congress, another substantial calamity or crisis or another event or occurrence of a similar character shall have occurred, which, in the opinion of Morgan Stanley & Co. Incorporated, materially and adversely affects the market price of the Bonds or would make it impracticable to market the Bonds on the terms and in the manner contemplated in the Reoffering Circular; or

(xii)             there shall have occurred any change in or affecting the business, properties, financial condition or results of operations of the Company from that described in the Reoffering Circular (excluding any amendment or supplement thereto subsequent to the date thereof) which, in the opinion of Morgan Stanley & Co. Incorporated, materially and adversely affects the investment quality of the Bonds or the marketability of the Bonds on the terms set forth in the Reoffering Circular.

SECTION 5.	COVENANTS.

(a) (i) The Company will indemnify and hold harmless each Remarketing Agent and each Underwriter, any member, director, officer, official or employee of any Remarketing Agent or any Underwriter, and each person, if any, who controls any Remarketing Agent or any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities whatsoever caused by any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in the Reoffering Circular, as it may be amended or supplemented, distributed in connection with the reoffering of the Bonds or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages and liabilities shall have been caused by an untrue or misleading statement or omission or an alleged untrue or misleading statement or omission which shall have been based upon information relating to any Remarketing Agent or any Underwriter furnished to the Company in writing by such Remarketing Agent or such Underwriter expressly for use therein.

(ii)         Each Remarketing Agent and each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, any member, director, officer or employee, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities whatsoever caused by any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in the Reoffering Circular, as it may be amended or supplemented, distributed in connection with the reoffering of the Bonds or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each case to the extent and only to the extent such untrue or misleading statement or alleged untrue or misleading statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, information furnished to the Company in writing by such Remarketing Agent or such Underwriter expressly for use in the Reoffering Circular or any amendment or supplement thereto.

(iii)         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity is required  pursuant to any of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such indemnified party shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, unless representation of more than one indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them, and that all such fees and expenses shall be reimbursed as they are incurred.  In the event of such a conflict, such firm shall be designated in writing (x) by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to (a)(i) of this Section 5 and (y) by the Company in the case of parties indemnified pursuant to (a)(ii) of this Section 5.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after the receipt by the indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for the fees and expenses to which such indemnified party is entitled hereunder in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(iv)         If the indemnification provided for in (a)(i) or (a)(ii) of this Section 5 is unavailable to an indemnified party under such paragraph, in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Agents and the Underwriters, on the other hand, from the reoffering and sale of the applicable series of Bonds or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Remarketing Agents and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Remarketing Agents and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the reoffering and sale of the applicable series of Bonds (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters in connection therewith.  The relative fault of the Company, and the Remarketing Agents and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company or by either Remarketing Agent or any Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Remarketing Agents and the Underwriters agree that it would not be just and equitable if contribution were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.  Notwithstanding the provisions of this Section, neither any Remarketing Agent nor any Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable series of Bonds was reoffered and distributed to the public exceeds the amount of any damages that such Remarketing Agent or such Underwriter, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(v)         The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company shall remain operative and in full force and effect regardless of (i) any termination of this Reoffering Agreement, (ii) any investigation made by or on behalf of the Company, the Remarketing Agents or the Underwriters, their respective officers or directors or any other person controlling the Company, the Remarketing Agents or the Underwriters and (iii) sale and delivery of any of the Bonds.

(b)         The Company hereby authorizes the use by the Remarketing Agents and the Underwriters of the Reoffering Circular and the information contained therein in connection with the reoffering and sale of the Bonds.  The Company will promptly notify Morgan Stanley & Co. Incorporated of any Material Adverse Change occurring before the Closing Date or until distribution of the Bonds is complete which would require a change in the Reoffering Circular (including the Exhibits) in order to make the statements therein, in light of the circumstances under which they were made, not misleading in connection with the reoffer and sale of the Bonds.  After such notification, if, in the opinion of the Company, Morgan Stanley & Co. Incorporated or counsel for the Underwriters, a change would be required in the Reoffering Circular in order to make the statements therein, in light of the circumstances under which they were made, true and not misleading, then such change will be made in the Reoffering Circular and the Company will supply copies of the Reoffering Circular as so amended to the Remarketing Agents and the Underwriters for distribution.  The Company may deem the distribution of the Bonds to be complete on the Closing Date unless otherwise notified by Morgan Stanley & Co. Incorporated on or prior to such date.  The Company will provide to the Remarketing Agents and the Underwriters not less than two business days after the date hereof, such number of copies of the Reoffering Circular as the Remarketing Agents and the Underwriters shall request for distribution to purchasers of the Bonds.

(c)         The Company will advise Morgan Stanley & Co. Incorporated promptly of the institution of any legal or regulatory proceedings prior to the Closing Time affecting the transactions contemplated by this Reoffering Agreement.

(d)         At or prior to the Closing Time, the Company will furnish or cause to be furnished to the Remarketing Agents and the Underwriters, to the extent not publicly available, copies of the Indentures and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Remarketing Agents and the Underwriters may reasonably request.

(e) At any time prior to the Closing Time, the Company shall have the right to require, and shall have the right of prior approval of, any amendment or supplement to the Reoffering Circular.

SECTION 6.	PAYMENT OF EXPENSES.

Whether or not the Bonds are reoffered, the Remarketing Agents and the Underwriters shall be under no obligation to pay expenses incident to the transactions contemplated hereby. All reasonable expenses and costs to effect the reoffering and sale of the Bonds (including, without limitation, the fee payable to the Underwriters and the reasonable out-of-pocket expenses of the Remarketing Agents and the Underwriters, the reasonable fees and disbursements of Greenberg Traurig, LLP, the reasonable fees and disbursements of Dewey & LeBoeuf LLP, the expenses and costs for the preparation, printing, photocopying, execution and delivery of the Reoffering Circular, the Indentures, the Loan Agreements, this Reoffering Agreement and all other agreements and documents contemplated hereby, as well as all accountants’ fees, rating agency fees and all trustee fees) shall be paid by the Company.  Nothing in this Section 6 shall limit the right of the Company to refrain from paying, or from proceeding against the Remarketing Agents or the Underwriters with respect to such costs and expenses if the Remarketing Agents or the Underwriters shall have defaulted hereunder.

SECTION 7.	NOTICE.

Any notice or other communication to be given hereunder will be in writing and mailed or delivered to:

The Company:

Delmarva Power & Light Company
701 Ninth Street, N.W.
Washington, D.C. 20068
Attention: Treasurer

The Remarketing Agents:

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas, 30th Floor
New York, New York 10020
Attention: Francis J. Sweeney

The Underwriters:

c/o Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas, 30th Floor
New York, New York 10020
Attention: Francis J. Sweeney

SECTION 8.	APPLICABLE LAW.

This Reoffering Agreement shall be governed by, and interpreted under, the laws of the State of New York.

SECTION 9.	EXECUTION OF COUNTERPARTS.

This Reoffering Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

SECTION 10.	SEVERABILITY.

If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the Company, the Remarketing Agents and the Underwriters, intending to be legally bound, have caused their duly authorized representatives to execute and deliver this Reoffering Agreement as of the date first written above.

DELMARVA POWER & LIGHT COMPANY

By:	/s/ KEVIN M. McGOWAN
Name: Kevin M. McGowan Title: Vice President and Treasurer

MORGAN STANLEY & CO. INCORPORATED, in its capacity as Remarketing Agent under each of the Indentures

By:	/s/ F. J. SWEENEY
Name: F. J. Sweeney Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED
M&T SECURITIES, INC.

By:	MORGAN STANLEY & CO. INCORPORATED

	By:	/s/ F. J. SWEENEY
Name: F. J. Sweeney Title: Managing Director

Exhibit A

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

December 1, 2010

Morgan Stanley & Co. Incorporated
New York, New York  10020

M&T Securities, Inc.
Baltimore, Maryland

Re:                                                            $15,000,000
The Delaware Economic Development Authority
Pollution Control Refunding Revenue Bonds
(Delmarva Power & Light Company Project)
Series 2000C
and
$16,240,000
The Delaware Economic Development Authority
Pollution Control Refunding Revenue Bonds
(Delmarva Power & Light Company Project)
Series 2000D

Ladies and Gentlemen:

This opinion is being rendered pursuant to Section 4(a)(i)(A) of the Reoffering Agreement dated November 16, 2010 (the “Reoffering Agreement”) among Delmarva Power & Light Company (the “Company”), Morgan Stanley & Co. Incorporated, in its capacity as remarketing agent, and Morgan Stanley & Co. Incorporated and M&T Securities, Inc., as underwriters in connection with the reoffering and sale of $15,000,000 aggregate principal amount of The Delaware Economic Development Authority Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000C and $16,2400,000 aggregate principal amount of The Delaware Economic Development Authority Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000D (collectively, the “Bonds”).  All terms used herein and not otherwise defined herein shall have the meanings given to them in the Supplement to Official Statement dated November 16, 2010 relating to the Bonds (the “Supplement”).

We have not been engaged nor have we undertaken to review or verify the accuracy, completeness or sufficiency of the Supplement or other offering material relating to the Bonds, except that in our capacity as Bond Counsel in connection with the reoffering of the Bonds we have reviewed the information contained in the Official

A-1

Statement dated June 27, 2000 attached as Exhibit C to the Supplement under the captions “The Bonds” (apart from the information relating to The Depository Trust Company and its book-entry only system), “The Agreements” and “The Indentures” solely to determine whether such information conforms to the Bonds, the Agreements and the Indentures.  The purpose of our professional engagement was not to establish or confirm factual matters in the Supplement or the Official Statement, and we have not undertaken any obligation to verify independently any of the factual matters set forth under these captions.  Subject to the foregoing, the summary descriptions in the Official Statement under such captions, as of the date of the Official Statement and as of the date hereof, insofar as such descriptions purport to describe or summarize certain provisions of the Bonds (apart from the information relating to The Depository Trust Company and its book-entry only system, as to which we express no opinion or belief), the Agreements and the Indentures, are accurate summaries of such provisions in all material respects.  In addition, the information in the Supplement under the caption “Tax Matters” purporting to describe or summarize the forms of our opinions attached as Exhibit B to the Supplement has been reviewed by us and is an accurate summary in all material respects.  Except as specifically described in this paragraph, we express no opinion with respect to and have not undertaken to determine independently the accuracy, fairness or completeness of any statements contained or incorporated by reference in the Supplement, including the Official Statement.

Assuming the validity of the Bonds and the exclusion of interest on the Bonds for federal income tax purposes, as set forth in the approving opinion of Chapman and Cutler, Chicago, Illinois, dated July 7, 2000, delivered in connection with the issuance of the Bonds, and based upon our review of such documents and showings and related matters of law as we have deemed necessary and in reliance thereon, we are of the opinion that, under existing law, in connection with the reoffering, sale and delivery of the Bonds under the circumstances described in the Supplement, the Bonds are not required to be registered under the Securities Act of 1933, as amended, and the Indentures are not required to be qualified under the Trust Indenture Act of 1939, as amended.

In rendering this opinion, we have relied upon certifications of the Company with respect to certain material facts within the knowledge of the Company.  The opinions expressed herein represent our legal judgment based upon our review of the law and the facts that we deem relevant to render such opinions and are not a guarantee of a result.  These opinions are given as of the date hereof and we assume no obligation to revise or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This letter is furnished by us as bond counsel to the Company.  No attorney-client relationship has existed or exists between our firm and yourselves in connection with the Bonds or by virtue of this letter.  This letter is not intended to be relied upon by owners of the Bonds or by any other party to whom it is not specifically addressed.

Respectfully submitted,

A-2

Exhibit B

[DPL Letterhead of Kirk Emge]

December 1, 2010

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas, 30th Floor
New York, New York 10020

Ladies and Gentlemen:

I am General Counsel of Delmarva Power & Light Company (the “Company”) and am rendering this opinion to you pursuant to Section 4(a)(i)(A) of the Reoffering Agreement, dated November 16, 2010 (the “Reoffering Agreement”), among the Company, Morgan Stanley & Co. Incorporated, as remarketing agent under the Indentures (as hereinafter defined), and each of you, as an Underwriter, relating to the reoffering and sale by the Company of  (i) $15,000,000 aggregate principal amount of Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000C (the “Series C Bonds”) issued by The Delaware Economic Development Authority (the “Issuer”) pursuant to an Indenture of Trust No. 3, dated as of July 1, 2000 (the “Series C Indenture”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Series C Trustee”), and (ii) $16,240,000 aggregate principal amount of the Issuer’s Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000D (the “Series D Bonds” and together with the Series C Bonds, the “Bonds”) issued by the Issuer pursuant to an Indenture of Trust No. 4, dated as of July 1, 2000 (the “Series D Indenture” and together with the Series C Indenture, the “Indentures”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Series D Trustee” and, in such capacity with the Series C Trustee, the “Trustee”).  The Issuer loaned the proceeds from the issuance of the Series C Bonds to the Company pursuant to a Loan Agreement No. 3, dated as of July 1, 2000, between the Issuer and the Company, and loaned the proceeds from the issuance of the Series D Bonds to the Company pursuant to a Loan Agreement No. 4, dated as of July 1, 2000, between the Issuer and the Company (collectively, the “Loan Agreements”).  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Reoffering Agreement.

I, or my representatives, have reviewed:

(i)         the Reoffering Agreement;

(ii)         the official statement, dated June 27, 2000 (excluding any document incorporated therein by reference), as supplemented by a supplement to official statement, dated November 16, 2010 (the “Reoffering Circular Supplement”), including the exhibits thereto and the documents incorporated in the Reoffering Circular

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

Supplement by reference (the “Reoffering Circular”), for the remarketing and sale of the Bonds;

(iii)         the Indentures;

(iv)         the Loan Agreements;

(v)	the Tax Exemption Certificate and Agreement No. 3, dated July 7, 2000, among the Issuer, the Company and the Series C Trustee relating to the Series C Bonds (the “Series C Tax Agreement”);

(vi)
the Tax Exemption Certificate and Agreement No. 4, dated July 7, 2000, among the Issuer, the Company and the Series D Trustee relating to the Series D Bonds (the “Series D Tax Agreement” and, together with the Series C Tax Agreement, the “Tax Agreements”); and

(vii)	facsimile copies of the Bonds provided by each Trustee.

I, or my representatives, also have examined or caused to be examined originals, or copies that have been certified or otherwise identified to my or their satisfaction as being true copies, of such other instruments, certificates and other documents or records as I or they have deemed necessary or appropriate to enable me to render the opinions set forth below.  In my or my representatives’ review and examination, I or they have assumed the genuineness of all signatures, the authenticity of all documents submitted to me or them as originals, and the conformity to original documents of all documents submitted to me or them as copies. I have assumed that the Issuer has duly authorized, executed and delivered the Indentures, the Loan Agreements and the Tax Agreements and that each of the Indentures, the Loan Agreements and the Tax Agreements is the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms.

Based on the foregoing, and subject to the reservations and limitations and exceptions set forth herein, I am of the opinion that:

1.           The Company has been duly incorporated and is validly existing as a corporation under the laws of each of the State of Delaware and the Commonwealth of Virginia.

2.           The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

3.           The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Reoffering Circular.  The Company has corporate power and authority to enter into the Reoffering Agreement and to perform its obligations under the Reoffering Agreement, the Loan Agreements and the Tax Agreements.

4.           Each of the Reoffering Agreement, the Loan Agreements and the Tax Agreements has been duly authorized, executed and delivered by the Company.

5.           The Loan Agreements and Tax Agreements each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditor’s rights and to general equity principles.

6.           The execution and delivery of the Reoffering Agreement and the performance by the Company of its obligations under the Reoffering Agreement, the Loan Agreements and the Tax Agreements does not and will not violate or constitute a default under (i) the Restated Certificate and Articles of Incorporation and Restated Bylaws of the Company, (ii) any statute, governmental rule or regulation, or court order by which the Company or its property is bound, or (iii) any agreement, indenture, mortgage, lease, note or other obligation or instrument to which the Company is a party, excluding, in the case of (ii) or (iii) above, violations or defaults that would not result in a Material Adverse Change.

7.           Except for the authorizations by the Public Service Commission of the State of Delaware duly granted by its order in Docket No. 00-235, dated May 9, 2000, and by the State Corporation Commission of the Commonwealth of Virginia duly granted by its order in Case No. PUF000011, dated May 5, 2000, each of which remains in full force and effect, no approval or other action by any governmental authority or agency is required in connection with the execution and delivery of the Reoffering Agreement, or was required in connection with the execution and delivery of the Loan Agreements and the Tax Agreements, and the performance by the Company of its obligations under the Reoffering Agreement, the Loan Agreements and the Tax Agreements.

8.           The Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility businesses in which it is engaged.

9.           The documents incorporated by reference in Exhibit A to the Reoffering Circular (other than the financial statements, including the notes thereto, and financial schedules and other financial data included or incorporated therein, or omitted therefrom, as to which I express no opinion), when they were filed with the U.S. Securities and Exchange Commission (the “Commission”), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

10.           The security interests granted by the Issuer in its right to receive payments under each Loan Agreement and pledged under each Indenture to the Series C Trustee or the Series D Trustee, as applicable, may be perfected by the filing of Uniform Commercial Code financing statements with the office of the Secretary of State of the State of Delaware, if such filing is required for such perfection, subject to the timely filing of appropriate continuation statements, if necessary.  To the extent perfection can be achieved by filing, if such filing is required for such perfection, the security interests granted by the Issuer in the balance of the Trust Estate (as defined in each Indenture) may be perfected by the filing of Uniform Commercial Code financing statements with the office of the Secretary of State of the State of Delaware, subject to the timely filing of continuation statements, if necessary.  Attention is called to the fact that the Company’s obligations under each Loan Agreement are unsecured.

The opinions set forth in paragraph 5 above are subject to the following limitations and qualifications:

(a)           I express no opinion as to:

(i)           restrictions upon assignments of a party’s rights under any of the Loan Agreements and the Tax Agreements; or

(ii)           provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

(b)           No opinion is being expressed herein on any provision relating to indemnification or contribution in connection with securities laws or relating to indemnification, conditions of exculpation in connection with willful, reckless, or criminal acts or negligence of the indemnified person or entity or the person or entity receiving indemnification or contribution.

In addition, I advise you that, I know of no action, suit, proceeding, inquiry or investigation at law or equity by a judicial or administrative court or agency, pending or threatened, against the Company, that is reasonably likely to have a Material Adverse Change on (i) the validity or enforceability of the Reoffering Agreement, the Loan Agreements and the Tax Agreements or (ii) except as disclosed in the Reoffering Circular, the Company or its business.  Further, I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Reoffering Circular and make no representations that I have independently verified the accuracy, completeness or fairness of such statements, except insofar as such statements refer specifically to me.  However, based on my or my representatives’ examination of the Reoffering Circular, on my general familiarity with the affairs of the Company and on my or my representatives’ participation in conferences with officials and other representatives of, and other counsel for, the Company, with PricewaterhouseCoopers LLP, the independent accountants of the Company, and with your representatives and your counsel, nothing came to my attention in the course of such

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

review which has caused me to believe that the Reoffering Circular as of its date contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.   The foregoing statement is subject to the qualification that I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Reoffering Circular and I am not expressing any opinion or belief on (i) the financial statements, including the notes thereto, the financial schedules and the other financial data included or incorporated by reference in the Reoffering Circular and (ii) any of the information in the following sections of the Reoffering Circular:

•	The section of the Reoffering Circular headed “TAX MATTERS”;

•	The information included in Exhibit B of the Reoffering Circular;

•	The sections of Exhibit C of the Reoffering Circular headed:

o	“THE ISSUER,”

o	“THE BONDS--Book-Entry Only System,”

o
“TAX EXEMPTION” (and any other information in the Reoffering Circular relating to the status of interest on the Bonds for tax purposes including, but not limited to, the discussion of whether the changes to the pollution control facilities described in the section of the Reoffering Circular headed “THE TAX-EXEMPT FACILITIES would constitute a Disqualifying Change in Use (as defined in the Reoffering Circular Supplement)) and

•	The information included in Appendix A and Appendix B of Exhibit C of the Reoffering Circular.

I am a member of the Bar of the District of Columbia and the Bar of the State of Maryland, and I express no opinion herein as to any law other than the law of the State of Delaware, the State of Maryland, the Commonwealth of Virginia and the federal law of the United States.  With respect to the law of the State of Delaware and the Commonwealth of Virginia, I have received advice, satisfactory to me, from Delaware and Virginia counsel admitted to such jurisdictions whom I deem fully competent to furnish such advice.

The opinions contained herein are rendered solely for your benefit and may not be relied on by any other person, except that I hereby authorize Dewey & LeBoeuf LLP, in connection with rendering its opinion to you on the date hereof relating to the remarketing of the Bonds, to rely on such opinions with respect to matters governed by the laws of the State of Delaware (other than the Delaware General

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

Corporation Law), the State of Maryland and the Commonwealth of Virginia.  The opinions expressed in this letter are limited to the matters set forth herein, and no opinion should be inferred beyond those opinions expressly stated.  I assume no obligation to advise you of any facts that come to my attention, or any changes in law, subsequent to the date hereof.

Very truly yours,

Kirk J. Emge

Exhibit C

[LETTERHEAD OF COVINGTON & BURLING LLP]

December 1, 2010

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas, 30th Floor
New York, New York 10020

Ladies and Gentlemen:

We are special counsel to Delmarva Power & Light Company (the “Company”) and are rendering this opinion pursuant to Section 4(a)(i)(A) of the Reoffering Agreement, dated November 16, 2010 (the “Reoffering Agreement”), among the Company, Morgan Stanley & Co. Incorporated, as remarketing agent under the Indentures (as hereinafter defined), and each of you as an Underwriter, relating to the reoffering and sale by the Company of  (i) $15,000,000 aggregate principal amount of Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000C (the “Series C Bonds”) issued by The Delaware Economic Development Authority (the “Issuer”) pursuant to an Indenture of Trust No. 3, dated as of July 1, 2000 (the “Series C Indenture”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and (ii) $16,240,000 aggregate principal amount of the Issuer’s Pollution Control Refunding Revenue Bonds (Delmarva Power & Light Company Project) Series 2000D (the “Series D Bonds” and together with the Series C Bonds, the “Bonds”) issued by the Issuer pursuant to an Indenture of Trust No. 4, dated as of July 1, 2000 (the “Series D Indenture” and together with the Series C Indenture, the “Indentures”), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.  The Issuer loaned the proceeds from the issuance of the Series C Bonds to the Company pursuant to a Loan Agreement No. 3, dated as of July 1, 2000, between the Issuer and the Company, and loaned the proceeds from the issuance of the Series D Bonds to the Company pursuant to a Loan Agreement No. 4, dated as of July 1, 2000, between the Issuer and the Company (collectively, the “Loan Agreements”).  Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Reoffering Agreement.

We have reviewed:

(i)           the Reoffering Agreement;

(ii)           the official statement, dated June 27, 2000 (excluding any document incorporated therein by reference), as supplemented by a supplement to official statement, dated November 16, 2010 (the “Reoffering Circular Supplement”), including the exhibits thereto and the documents incorporated in the Reoffering Circular Supplement by reference  (the “Reoffering Circular”), for the remarketing and sale of the Bonds;

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

(iii)           the Indentures;

(iv)           the Loan Agreements; and

(v)           facsimile copies of the Bonds provided by each trustee.

We also have reviewed such corporate records, certificates and other documents and such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from officers of the Company and other sources believed by us to be responsible, and on information regarding the Company contained in the Reoffering Circular.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.           The offer and resale of the Bonds by the Company in accordance with the Reoffering Agreement does not require registration under the Securities Act of 1933, as amended.  In expressing this opinion, we have assumed, with your permission, and without having conducted any independent investigation or analysis with respect to the matter, that the Bonds have been duly and validly issued and that the interest thereon is not includable (with only the limited exceptions expressly set forth in the opinions of bond counsel referred to below) in the gross income of the owners thereof for United States federal income tax purposes.  We note that (i) in connection with the respective issuances of the Series C Bonds and the Series D Bonds, Chapman and Cutler, as bond counsel, issued opinions, each dated July 7, 2000, regarding, among other things, (A) the valid issuance of the Bonds by the Issuer and (B) the United States federal income tax treatment of the interest on the Bonds and (ii) you have received opinions from Greenberg Traurig, LLP, as bond counsel, of even date herewith, that the conversion of the interest rate mode on the Bonds from a weekly rate mode to a term rate mode will not adversely affect the tax-exempt status of the interest on the Bonds for federal income tax purposes.

2.           The Company is not an “investment company” or an entity “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.

In addition, in accordance with our understanding with the Company as to the scope of our services in connection with the reoffering and sale of the Bonds, as

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

special counsel to the Company, we reviewed the Reoffering Circular and participated in discussions with your representatives and those of the Company, your counsel and the Company’s accountants.  On the basis of the information which was reviewed by us in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the federal securities laws, we confirm to you that nothing which came to our attention in the course of such review has caused us to believe that the Reoffering Circular, as of the date of the Reoffering Circular Supplement contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of the Reoffering Circular are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Reoffering Circular.  Also, we do not express any opinion or belief as to (i) the financial statements, including the notes thereto, the financial schedules and the other financial and statistical data included in the Reoffering Circular or (ii) any information in the following sections of the Reoffering Circular:

•	The section of the Reoffering Circular headed “TAX MATTERS”;

•	The information included in Exhibit B of the Reoffering Circular;

•	The sections of Exhibit C of the Reoffering Circular headed:

o	“THE ISSUER,”

o	“THE BONDS--Book-Entry Only System,”

o
“TAX EXEMPTION” (and any other information in the Reoffering Circular relating to the status of interest on the Bonds for tax purposes including, but not limited to, the discussion of whether the changes to the pollution control facilities described in the section of the Reoffering Circular headed “THE TAX-EXEMPT FACILITIES” would constitute a Disqualifying Change in Use (as defined in the Reoffering Circular Supplement)); and

•	The information included in Appendix A and Appendix B of Exhibit C of the Reoffering Circular.

We are members of the bar of the District of Columbia.  We do not express any opinion herein on any laws other than the federal securities laws of the United States.

Morgan Stanley & Co. Incorporated
M&T Securities, Inc.
December 1, 2010

This opinion is given solely for your benefit in your capacity as Underwriters and may not be relied upon by any other person without our written consent.  This opinion may not be disclosed to any other person without our written consent.

Very truly yours,